Exhibit 10.6

TERMINATION AGREEMENT

TERMINATION AGREEMENT (this “Agreement”), dated as of January 15, 2007, among FairPoint Communications, Inc., a Delaware corporation (the “Company”), Kelso Investment Associates V, L.P., a Delaware limited partnership (“KIA V”), Kelso Equity Partners, L.P., a Delaware limited partnership (together with KIA V, “Kelso”) and Thomas H. Lee Equity Fund IV, L.P., a Delaware limited partnership (“THL”, and together with Kelso, the “Stockholders”).

W I T N E S S E T H

WHEREAS, the Company and each of the Stockholders are parties to the Nominating Agreement (the “Nominating Agreement”), dated as of February 8, 2005;

WHEREAS, the Company is entering into an Agreement and Plan of Merger, dated as of the date hereof, with Verizon Communications, Inc., a Delaware corporation (“Verizon”), and Northern New England Spinco Inc., a Delaware corporation (the “Merger Agreement”);

WHEREAS, each of the Stockholders wishes to effect the resignation of each of their respective designees to the board of directors of the Company; and

WHEREAS, the Stockholders and the Company wish to terminate the Nominating Agreement effective immediately prior to the Effective Time if it has not previously been terminated (as defined in the Merger Agreement).

NOW THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and agreeing to be legally bound, the parties hereby agree as follows:

1.             Resignation of Directors.  The Stockholders agree to take all necessary action to effect the resignation of their respective designees to the board of directors of the Company, effective at such time as the Company may request by no less than 10 days prior notice to the Stockholders and, in any event, no later than immediately prior to the Effective Time (as defined in the Merger Agreement).  Notwithstanding the foregoing, each of their respective designees may resign their positions at any time prior to the Effective Time.  Sections 3 to 5 of the Nominating Agreement shall have no force and effect, and the Stockholders shall have no rights thereunder, from and after the date upon which their respective designees to the board of directors of the Company resign in accordance with this Section 1; provided, that Sections 3 to 5 of the Nominating Agreement shall once again have full force and effect if this Agreement is terminated in accordance with Section 3 hereof.

2.             Termination.  Effective immediately prior to the Effective Time (as defined in the Merger Agreement), the Nominating Agreement shall be deemed terminated in all respects without further action by any party and the parties thereto shall have no further obligations to each other thereunder.

3.             Term.  This Agreement shall terminate automatically in the event of any termination of the Merger Agreement pursuant to Article IX thereof.

4.             Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered and received if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered, in person, (b) if telexed or telecopied to said address, when electronically confirmed, (c) when delivered if delivered by overnight courier or (d) in the case of delivery by mail, five business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

If to the Company, to:

FairPoint Communications, Inc.
521 East Morehead Street
Suite 250
Charlotte, North Carolina 28202
Attention: Shirley J. Linn, Esq.
Facsimile: (704) 344-1594

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attention: Thomas E. Kruger, Esq.

If to Kelso, to:

Kelso & Company
320 Park Avenue, 24th Floor
New York, New York 10022

Attention: James J. Connors, II, Esq.
Facsimile: (212) 223-2379

If to THL, to:

Thomas H. Lee Partners, L.P.
100 Federal Street
35th Floor
Boston, Massachusetts 02110
Attention: Anthony J. DiNovi
Kent R. Weldon
Facsimile: (617) 227-3514

5.             Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware, without giving effect to principles of conflicts of law. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware or the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating hereto except in such courts), and further agree that service of any process, summons, notice or documents by United States registered mail to a party in accordance with Section 4 hereof shall be effective service of process for any action, suit or proceeding brought against such party in any such court and, absent any statute, rule or order to the contrary, that each party shall have 30 days from actual receipt of any complaint to answer or otherwise plead with respect thereto. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the State of Delaware or the United States of America located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.             Miscellaneous.  Verizon shall be a third party beneficiary to this Agreement.  This Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto, Verizon as third party beneficiary and each of their respective successors, heirs, and assigns.  No party hereto shall assign its rights, or delegate its duties, under this Agreement without the prior written consent of all of the other parties hereto and Verizon.  No modification, amendment or waiver of any provision of this Agreement shall be effective unless approved in writing by all parties hereto and Verizon.  This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.  Any counterpart of this Agreement may be delivered via facsimile or electronic transmission (such as a document in PDF format) and shall be binding on the party executing such counterpart to the same extent as an original thereof.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Termination Agreement as of the day and year first above written.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Shirley J. Linn
Name:		Shirley J. Linn
Title:		Executive Vice President

KELSO INVESTMENT ASSOCIATES V, L.P.
By:	Kelso GP V, LLC,
its general partner

By:	/s/ Frank K. Bynum, Jr.
	Name:	Frank K. Bynum, Jr.
	Title:	General Partner

KELSO EQUITY PARTNERS V, L.P.

/s/ Frank K. Bynum, Jr.
By:	Name:	Frank K. Bynum, Jr.
	Title:	General Partner

THOMAS H. LEE EQUITY FUND IV, L.P.

By:	THL Equity Advisors IV, LLC,
its general partner

By:	/s/ Kent R. Weldon
	Name:	Kent R. Weldon
Title: